Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-8 No. 333-135179, Form S-8 No. 333-204296, Form S-8 No. 333-225337) pertaining to the Long-Term Incentive Plans of Zebra Technologies Corporation,

(2)Registration Statement (Form S-8 No. 333-174616) pertaining to the Long-Term Incentive Plan and Employee Stock Purchase Plan of Zebra Technologies Corporation;

(3)Registration Statement (Form S-8 No. 333-238966) pertaining to the Employee Stock Purchase Plan of Zebra Technologies Corporation;

(4)Registration Statement (Form S-8 No. 333-248556) pertaining to the Stock Incentive Plan of Reflexis Systems, Inc.;

of our reports dated February 11, 2021, with respect to the consolidated financial statements and schedule listed at Item 15 of Zebra Technologies Corporation, and the effectiveness of internal control over financial reporting of Zebra Technologies Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Chicago, Illinois
February 11, 2021